Exhibit 10.4

PJM Interconnection, L.L.C.	EXECUTION COPY
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

JOINT OWNERSHIP AGREEMENT

between

TRANS-ALLEGHENY INTERSTATE LINE COMPANY

and

VIRGINIA ELECTRIC AND POWER COMPANY

for

A PORTION OF THE 500 KV

MEADOWBROOK TO LOUDOUN TRANSMISSION LINE

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 1
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 2
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

5.7	Cooperation	21
5.8	Monthly Reports	21
5.9	NERC Reliability Standards	21

ARTICLE 6 COSTS		21

6.1	Development, Operating and Maintenance Costs	21
6.2	Compensation for Existing Rights-of-Way	22
6.3	Budgets	22
6.4	Invoices, Estimates and Payments	23
6.5	Late Payments	23
6.6	Payment Disputes	24
6.7	Party-Specific Taxes	24
6.8	Books and Records	24

ARTICLE 7 REPRESENTATIONS AND WARRANTIES		26

7.1	Representations and Warranties of the Parties	26

ARTICLE 8 LIMITATION OF LIABILITY; RISK OF LOSS		26

8.1	Several Liability	26
8.2	No Consequential Damages	27
8.3	Risk of Loss	27

ARTICLE 9 INDEMNIFICATION		27

9.1	General Indemnity	27
9.2	Defense of Indemnified Claims	28
9.3	Effect of Workers’ Compensation and Similar Acts	29
9.4	Subrogation	29

ARTICLE 10 TRANSFER		29

10.1	General Restrictions	29
10.2	Transfer Restrictions	29
10.3	Change of Control	30
10.4	Cost Reimbursement	30
10.5	No Release	30
10.6	Mortgage of Ownership Share	31
10.7	Injunctive Relief	31

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 3
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

ARTICLE 11 TERM AND TERMINATION		31

11.1	Term	31
11.2	Final Accounting and Settlement	32
11.3	Release	32

ARTICLE 12 DEFAULT; REMEDIES		32

12.1	Events of Default	32
12.2	Exclusive Remedies	33
12.3	Available Remedies	34

ARTICLE 13 INSURANCE; CASUALTY EVENTS		34

13.1	Insurance Coverage	34
13.2	Insurance Recovery	34

ARTICLE 14 CONFIDENTIALITY		34

14.1	Confidentiality Obligation	34
14.2	Permissible Disclosures	34
14.3	Obligation with Respect to Third Parties	35
14.4	Remedy	35
14.5	Duration	35

ARTICLE 15 GENERAL PROVISIONS		36

15.1	Public Announcements	36
15.2	Business Opportunities	36
15.3	Not for Benefit of Third Parties	37
15.4	Governing Law	37
15.5	Waiver or Delay	37
15.6	Counterparts	37
15.7	Entire Agreement	37
15.8	Severability	37
15.9	Notices	38
15.10	Further Assurances for Financing	38
15.11	Survival	38
15.12	Successors and Assigns	39
15.13	Renegotiation	39

EXHIBITS

Exhibit A	Description of Transmission Line
Exhibit B	Initial Project Cost Estimate
Exhibit C	Form of Assignment of Easements and Rights-of-Way

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 4
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

JOINT OWNERSHIP AGREEMENT

This Joint Ownership Agreement (the “Agreement”) is made and entered into this 29th day of January, 2010, by and between Trans-Allegheny Interstate Line Company (“TrAILCo”), a corporation organized under the laws of the Commonwealth of Virginia and the State of Maryland, and Virginia Electric and Power Company, doing business as Dominion Virginia Power (“Dominion”), a corporation organized under the laws of the Commonwealth of Virginia. TrAILCo and Dominion shall be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties wish to undertake the joint development, construction, ownership, operation and maintenance of approximately 29.68 miles of 500 kV non-contiguous transmission lines (as more particularly defined in Exhibit A, the “Transmission Line”); and

WHEREAS, the Parties executed a Memorandum of Understanding (the “MOU”) dated as of May 15, 2007, setting forth certain fundamental principles regarding the development, construction, ownership, operation and maintenance of the Transmission Line that were to be incorporated into definitive agreements with respect thereto; and

WHEREAS, pursuant to the terms of the MOU, the Parties agreed that all costs associated with the design, engineering, construction, operation and maintenance of the Transmission Line would be shared between the Parties; and

WHEREAS, at the request of TrAILCo, Dominion has commenced engineering, permitting and right-of-way acquisition work related to the Transmission Line; and

WHEREAS, pursuant to the terms of the MOU, the Parties desire to set forth: (a) the terms and conditions pursuant to which the Parties shall (i) obtain and maintain Governmental Approvals for the development, construction, ownership, operation and maintenance of the Transmission Line, (ii) design, engineer and construct the Transmission Line, (iii) obtain and utilize the right-of-way on which the Transmission Line will be situated, (iv) operate and maintain the Transmission Line, and (v) own equal and undivided interests in the Joint Property; and (b) each Party’s rights and responsibilities with respect to the Transmission Line and the other Party.

PJM Interconnection, L.L.C.	Original Sheet No. 5
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

1.1 Definitions. For the purposes of this Agreement, the following capitalized terms shall have the meanings set forth below or in the provision of this Agreement specified below, regardless of any potential conflict between the meanings set forth herein and any definitions of the same terms set forth in any agreements applicable to the Parties, including the PJM OATT.

AAA: The American Arbitration Association.

Additional Contribution: Section 12.1.

Administrative Committee: Section 3.1.

Affiliate: Any Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition and the definition of “Controlling Parent,” “control” of a Person, including the terms “controls,” “is controlled by,” and “under common control with,” means the possession, directly or indirectly through one or more intermediaries, of: (a) a voting interest of more than fifty percent (50%) in such Person; or (b) the power to either (i) elect a majority of the directors (or Persons with equivalent management power) of such Person, or (ii) direct or cause the direction of the management or policies of such Person, whether through the ownership of securities or partnership, membership or other ownership interests, by contract, by operation of law or otherwise.

Affiliates’ Outside Activities: Section 15.2(c).

Agreement: The preamble to this Agreement.

Annual Budget: Each annual budget of Project-related capital and operating costs, in a form acceptable to, and as approved by, the Administrative Committee.

Appalachian Trail Portion: Exhibit A.

Assignment Agreement: That certain Assignment of Easements and Rights-of-Way to be executed by the Parties in the form of Exhibit C.

Bankruptcy Event: With respect to a Party:

(a)	the appointment of a receiver, liquidator or trustee for such Party;

(b)	such Party becomes insolvent, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 6
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

(c)	a petition for bankruptcy, reorganization, liquidation or arrangement pursuant to federal bankruptcy law, or similar state law is filed by or against, or consented to or acquiesced in by, such Party, and, in the case of an involuntary petition, such petition is not discharged, stayed or dismissed within thirty (30) days of the filing thereof.

Business Day: Any day other than Saturday, Sunday, or any day on which banks located in Richmond, Virginia are authorized or obligated to close.

Change of Control: With respect to a Party: (a) the consolidation with, or merger into, any other Person by such Party or by any Special Purpose Parent of such Party (other than any consolidation with, or merger into, an Affiliate of such Party); or (b) a direct assignment, conveyance, transfer, lease, exchange, conversion or other disposition of the equity interests in such Party or any Special Purpose Parent of such Party (other than to an Affiliate of such Party) or the voting rights with respect thereto; in either case, as a result of which the Controlling Parent of such Party changes.

Code: The Internal Revenue Code of 1986, as amended.

Confidential Information: Any information that is appropriately marked as “CONFIDENTIAL” and provided by a Disclosing Party to a Recipient pursuant to this Agreement, including any of the following kinds of information, if so marked: (a) business operations, customer technology and risk management information; (b) personnel, benefits and human resource information; (c) information regarding information systems or intellectual property; (d) legal information; (e) supplier and vendor information; (f) information concerning sources or terms of financing or credit; (g) supply chain information and processes; (h) tax, financial and market analysis information; (i) technical, process and product information; (j) service information; (k) pricing information, formulae and formulations; (l) technical and product specifications, equipment descriptions, plans, layouts, drawings and computer programs; (m) assembly, quality control, installation and operating procedures; (n) operating or maintenance manuals, instructions and other user documentation; and (o) technical and marketing information, designs and data; provided, however, that notwithstanding the foregoing, Confidential Information shall not include, and all obligations regarding Confidential Information shall not apply to, information that the Recipient can prove:

(i)	was already known by the Recipient at the time of receipt of the information by the Recipient from the Disclosing Party;

(ii)	is or becomes available to the industry without confidentiality restrictions or is in the public domain other than as a result of a disclosure by the Recipient in breach of this Agreement;

(iii)	was received by the Recipient from a third party if such third party was not subject to any confidentiality obligation to the Disclosing Party;

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 7
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

(iv)	was independently developed without access to information provided by the Disclosing Party;

(v)	was or is furnished by the Disclosing Party to a third party without confidentiality restrictions; or

(vi)	is approved for release by written authorization of the Disclosing Party.

Controlling Parent: With respect to any Party, the Person that controls (directly or indirectly) such Party but is not itself controlled by any Person.

Dispute: Section 4.1(a).

Dispute Notice: Section 4.1(a).

Default Rate: An interest rate equal to the greater of: (a) the prime rate as published from time to time in The Wall Street Journal (or any successor publication) plus five percent (5%); or (b) eighteen percent (18%); but in no case higher than the highest rate permitted by applicable state usury Law.

Defaulting Party: Section 12.1.

Development Costs: All costs and expenses reasonably incurred by a Party (excluding any reimbursement and indemnity payments from one Party to the other pursuant to this Agreement) in accordance with Good Utility Practice in order to develop the Transmission Line and initially place it into service, including costs incurred for siting, permitting, engineering, design, selection and procurement of material, equipment and the Rights-of-Way, and the construction of the Transmission Line, but excluding any costs incurred in connection with the negotiation of the MOU or this Agreement.

Disclosing Party: A Party or any of such Party’s Affiliates that discloses Confidential Information to a Recipient.

Dominion: The preamble to this Agreement.

Effective Date: January 31, 2010 or such other date as shall be determined by FERC to be the effective date of this Agreement.

Existing Rights-of-Way: All rights-of-way, easements and other interests in real property on which the Transmission Line is or will be built that were owned by Dominion on or before May 15, 2007.

Federal Power Act: 16 U.S.C. §§ 824 et. seq.

FERC: The Federal Energy Regulatory Commission and any successors thereto.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 8
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

Force Majeure: Any cause beyond the control of the affected Party, including acts of God, flood, drought, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance or disobedience, labor dispute, labor or material shortage, sabotage, acts of a public enemy, explosions, orders, regulations or restrictions imposed by governmental, military or lawfully established civilian authorities, which, in any of the foregoing cases, by exercise of due diligence such Party could not reasonably have been expected to avoid, and which, by the exercise of due diligence, it has been unable to overcome. Force Majeure does not include: (a) a failure of performance that is due to an affected Party’s own negligence or intentional wrongdoing; (b) any removable or remediable causes (other than settlement of a strike or labor dispute) which an affected Party fails to remove or remedy within a reasonable time; or (c) economic hardship of an affected Party.

Good Utility Practice: Any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the region, including those practices required by Federal Power Act Section 215(a)(4).

Governmental Approval: Any license, certificate, permit, franchise, order, approval, determination or authorization from a Governmental Authority that is necessary for the engineering, design, construction, ownership, operation or maintenance of the Transmission Line.

Governmental Authority: Any federal, state, county, municipal or local government or any political subdivision thereof, or any other governmental, quasi-governmental, executive, legislative, administrative, regulatory, judicial, public or statutory department, body, instrumentality, agency, ministry, court, commission, bureau, board, or other governmental authority having jurisdiction over all or any portion of the Joint Property or a Party (in connection with the Joint Property).

In-Service Date: The date on which the Transmission Line is energized other than for test purposes.

Indemnified Person: Section 9.1(a).

Indemnifying Party: Section 9.1(a).

Invoicing Party: A Party in its capacity as the issuer of an invoice for any amount owed pursuant to this Agreement.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 9
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

Joint Property: The Transmission Line and the Rights-of-Way.

Law: Any applicable constitutional provision, statute, act, code, law, rule, regulation, ordinance, order, decree, ruling, judgment or decision of a Governmental Authority.

Loss: Any loss, liability, damage, judgment, award, fine, penalty, expense or cost (including reasonable attorney’s fees and expenses) incurred by a Person, whether based in tort, breach of contract or any other cause of action; provided, however, Loss shall not include any Party-Specific Tax.

Mortgage: As a verb, to mortgage, pledge, encumber or the like; and as a noun, a mortgage, deed of trust, pledge, encumbrance, hypothecation, lien or other security interest.

Mortgaging Party: Section 10.5(a).

MOU: The Recitals.

NERC: The North American Electric Reliability Corporation.

New Rights-of-Way: All rights-of-way, easements and other interests in real property, other than the Existing Rights-of-Way and REC Rights-of-Way, on which the Transmission Line is or will be built that were purchased or acquired by Dominion between May 16, 2007 and the Effective Date or that are in the process of being acquired pursuant to a condemnation action initiated by Dominion prior to the Effective Date.

Non-Defaulting Party: Upon a default pursuant to Section 12.1, the Party other than the Defaulting Party.

Non-Invoicing Party: The Party that receives an invoice from an Invoicing Party.

Non-Mortgaging Party: Section 10.5(a).

Non-Transferring Party: Section 10.2(a).

O&M Costs: All costs and expenses reasonably incurred by a Party (excluding any reimbursement and indemnity payments from one Party to the other pursuant to this Agreement) in accordance with Good Utility Practice in connection with the operation, maintenance, repair or restoration of the Joint Property or the Existing Rights-of-Way or to satisfy its obligations under this Agreement after the In-Service Date, including costs incurred to comply with applicable Law or to make additions or improvements to, or replacements of, facilities comprising the Transmission Line and any charges, assessments, fines and penalties imposed by any Governmental Authority with respect to the operation or maintenance of the Transmission Line, but excluding Development Costs.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 10
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

Ownership Share: The undivided, tenant-in-common interest of a Party in the Joint Property, which initially shall be fifty percent (50%) with respect to Dominion and fifty percent (50%) with respect to TrAILCo, as such interest may be adjusted pursuant to Section 12.2(a)(ii).

Party or Parties: The preamble to this Agreement.

Party-Specific Tax: Any Tax that is: (a) under applicable Law, associated with or imposed upon a Party with respect to its ownership, use, operation or maintenance of its Ownership Share of the Joint Property; or (b) imposed, based upon or calculated with reference to the income or receipts of a Party, including federal and state income taxes and/or state franchise taxes.

Person: An individual, Governmental Authority or other legal entity, including a corporation, joint stock company, business trust, general or limited partnership (including a limited liability partnership) or limited liability company.

PJM: PJM Interconnection, L.L.C.

PJM Agreements: The: (a) Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., dated as of June 2, 1997, as amended from time to time; (b) the Consolidated Transmission Owner Agreement dated as of December 15, 2005, as amended from time to time; and (c) the PJM OATT.

PJM OATT: The PJM Open Access Transmission Tariff on file with FERC, as such tariff may be revised from time to time.

Prescribed Rate: An interest rate equal to the lesser of: (a) the prime rate as published from time to time in The Wall Street Journal (or any successor publication) plus three percent (3%); or (b) the highest rate permitted by applicable state usury Law.

Project: The process of developing, siting, constructing, operating and maintaining the Transmission Line and all work necessary in connection therewith, including: (a) equipment procurement, engineering, construction, operation and maintenance; (b) selection and procurement of the Joint Property; (c) obtaining the REC Rights-of-Way; and (d) obtaining and maintaining all Governmental Approvals.

Project Budget: The budget of estimated Project-related costs, in a form acceptable to, and as approved by, the Administrative Committee.

REC Rights-of-Way: All rights-of-way, easements and other interests in real property on which the Transmission Line is or will be built that have been assigned to Dominion by Rappahannock Electric Cooperative.

Recipient: A Party, an Affiliate thereof or any of their respective managers, directors, officers, employees or agents, in each case, that receives Confidential Information.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 11
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

Representative: Section 3.1.

Required Consents: Consents from the grantors of the New Rights-of-Way and the Existing Rights-of-Way and from the original grantors of the REC Rights-of-Way that are required pursuant to the terms of such Rights-of-Way or applicable Law in order for Dominion to assign such Rights-of-Way to TrAILCo in accordance with the terms of the Assignment Agreement.

Rights-of-Way: All rights-of-way, easements and other interests in real property on which the Transmission Line is or will be built, including New Rights-of-Way, Existing Rights-of-Way and REC Rights-of-Way.

Special Purpose Parent: With respect to any Party, any Person all or substantially all of the assets of which consist of equity interests in such Party or another Special Purpose Parent of such Party.

Tax: Any tax, surtax, charge, fee, levy or other assessment imposed by any Governmental Authority, including income, excise, property, sales, transfer, franchise, special franchise, payroll, recording, withholding, social security or other tax, or any liability for any tax incurred by reason of joining in the filing of any consolidated, combined or unitary tax returns, in each case including any interest, penalty or addition attributable thereto.

Third Party Claim: A claim, demand, cause of action or proceeding made or brought by a Person that is not a Party or an Affiliate of a Party.

TrAILCo: The preamble to this Agreement.

Transfer: A sale, transfer, conveyance, assignment, exchange or other disposition by a Party of its Ownership Share in the Joint Property; provided, however, that a Transfer shall not include: (a) a conversion of a Party into another type of entity; (b) a distribution of assets in connection with the dissolution, liquidation, winding-up or termination of a Party; or (c) the creation of a Mortgage.

Transferring Party: Section 10.2.

Transmission Line: The recitals to this Agreement.

VEPCO Mortgage: The Indenture of Mortgage of Virginia Electric and Power Company dated November 1, 1935, as the same has been or may hereafter be supplemented, amended, modified or amended and restated.

Western Demarcation: Exhibit A.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 12
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

1.2 Interpretation. The following rules of construction shall apply when interpreting this Agreement:

(a)	all references in this Agreement to Articles, Sections, Exhibits and Schedules refer to Articles, Sections, Exhibits and Schedules of this Agreement unless expressly provided otherwise;

(b)	the headings appearing in this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language contained herein;

(c)	the terms “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof” and terms of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited and the term “this Section” refers only to the Section hereof in which such words occur;

(d)	the word “including” (in its various forms) means “including without limitation”;

(e)	pronouns in masculine or feminine genders shall be construed to include any gender;

(f)	unless the context otherwise requires, all defined terms contained herein shall include the singular and plural;

(g)	each Exhibit and Schedule hereto is incorporated into this Agreement by reference as if such Exhibit or Schedule were set forth in its entirety herein;

(h)	unless otherwise indicated, the word “day” shall refer to a calendar day; and

(i)	no term of this Agreement shall be construed in favor of, or against, a Party as a consequence of one Party having had a greater role in the preparation or drafting of this Agreement, but shall be construed as if the language were mutually drafted by both Parties with full assistance of counsel.

ARTICLE 2

RELATIONSHIP OF THE PARTIES

2.1 Joint Development. Subject to the other provisions of this Agreement, the Parties agree to undertake the joint development of the Transmission Line, including the acquisition of the Rights-of-Way (other than the Existing Rights-of-Way and the REC Rights-of-Way) and the engineering, procurement and construction of the Transmission Line. TrAILCo acknowledges that Dominion, in order to facilitate the Parties’ meeting the In-Service Date, has commenced acquisition of certain Joint Property prior to the Effective Date, which property Dominion is obligated to assign to TrAILCo in accordance with the terms hereof.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 13
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

2.2 Joint Ownership. The Parties shall own the Joint Property as tenants-in-common with undivided interests in accordance with their respective Ownership Shares. Each Party shall have the right to use the Joint Property as permitted pursuant to this Agreement.

2.3 No Partnership. No Party shall hold itself out to any Person as a partner of, or principal trustee or agent for, the other Party, except to the extent expressly authorized in Article 5. The Parties do not intend to create, and this Agreement shall not be construed to create, a partnership or joint venture between the Parties. No Party shall have the right to share, in whole or in part, the income and profits from, or be responsible for the losses and expenses with respect to, the other Party’s Ownership Share in the Joint Property. The income and profits produced by each Party’s undivided Ownership Share in the Joint Property shall belong solely to such Party.

2.4 Disclaimer of Certain Duties. Neither Party nor any of its Affiliates shall owe a fiduciary duty or duty of loyalty to the other Party or any of its Affiliates in connection with this Agreement, the Project or the exercise, granting or withholding of its voting, consent or approval rights under this Agreement. To the maximum extent permitted by applicable Law, each Party hereby releases and forever discharges the other Party and its Representative(s) from all liabilities based on a breach or violation of any fiduciary duty or duty of loyalty.

2.5 No Partition. Each Party hereby waives any right it may have with respect to the partition of the Joint Property or any part or interest thereof or therein.

2.6 Liability to Third Parties. The debts, obligations and liabilities of each Party pursuant to this Agreement or otherwise in connection with the Project, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Party (which may be allocated to the Parties based on their respective Ownership Shares pursuant to the terms of this Agreement).

2.7 Tax Election. Each Party shall elect, pursuant to Section 761(a) of the Code and the regulations promulgated thereunder, to exclude this Agreement and all undertakings pursuant to this Agreement with respect to the Joint Property from all of the provisions of Subchapter K, Chapter 1, Subtitle A of the Code. The Parties shall take all steps necessary and appropriate to evidence this election, including timely filing the statement described in Treas. Reg. Section 1.761-2(b)(2)(i). In making such election, each Party agrees and shall state that the income derived by it from the operation of the Transmission Line or otherwise in connection with the Joint Property or this Agreement can be adequately determined without the computation of partnership taxable income.

ARTICLE 3

ADMINISTRATIVE COMMITTEE

3.1 Establishment. Management of the Project is fully reserved to a committee (the “Administrative Committee”) comprised of two individuals (each, a “Representative”), one of whom shall be appointed by each Party.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 14
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

3.2 Representatives.

(a)	Each Representative shall be an individual knowledgeable and experienced in electric power transmission matters and qualified to make informed decisions in connection with the development, operation and maintenance of the Transmission Line, including being knowledgeable and experienced with respect to NERC requirements.

(b)	Each Representative shall have authority to act on behalf of, and to bind, the Party that appointed him or her. Each Party may rely on the actions of any duly appointed Representative without any inquiry or investigation as to the actual authority, or lack thereof, of that Representative to take that action.

(c)	Within five (5) Business Days of the Effective Date, each Party shall notify the other Party in writing of the identity and contact information for one Representative and one alternate appointed by it. Each Party may, by written notice to the other Party, for any reason or no reason, remove and replace any Representative or alternate appointed by it.

(d)	Each Representative shall serve on the Administrative Committee until his or her successor shall be duly appointed or until his or her death, resignation or removal by the Party that appointed him or her.

(e)	Each Party shall cause its Representative to act reasonably in matters under consideration by the Administrative Committee, including the approval of budget estimates, Annual Budgets and the Project Budget.

3.3 Meetings.

(a)	Unless otherwise agreed by the Parties, the Administrative Committee shall hold regular meetings no less frequently than quarterly. A Representative may call a special meeting of the Administrative Committee on not less than five (5) Business Days advance notice; provided, however, that meetings to address one or more matters deemed by such Representative to be of an emergency nature may be held on twenty-four (24) hours advance notice.

(b)

Notice of, and an agenda for, all meetings of the Administrative Committee (including special meetings) shall be circulated to the Representatives at least five (5) Business Days prior to the date of each meeting. If minutes of the previous Administrative Committee meeting have not been previously ratified, such notice shall include a copy of the proposed minutes for such meeting; provided, however, that a failure to provide proposed minutes shall not render a meeting notice ineffective; and provided further, that the five (5) Business Day notice period shall be waived: (i) by attendance of a Representative at a meeting (except

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 15
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

where such attendance is for the express purpose of objecting to the transaction of any business on the grounds that such meeting is not lawfully called or convened); or (ii) if agreed to in writing by all of the Representatives. Any notice of a meeting shall include the proposed date, location and agenda for such meeting.

(c)	Meetings of the Administrative Committee may be held in person or by means of conference telephone, videoconference or similar communications equipment by means of which all participants in such meetings can effectively communicate with each other. Meetings held in person shall be at a mutually agreeable location.

(d)	Each Party shall use all reasonable efforts to cause its Representative to attend each meeting of the Administrative Committee.

(e)	Any action required or permitted to be taken at a meeting of the Administrative Committee may be taken without a meeting and/or without a vote, but with prior notice, if a consent or consents in writing, setting forth the action so taken, is signed by the Representatives.

3.4 Voting.

(a)	Subject to Section 3.4(d), each Representative shall be entitled to vote in accordance with the Ownership Share of the Party that appointed him or her.

(b)	Unless otherwise specified by the express terms of this Agreement, when action or approval by the Administrative Committee is required or permitted: (i) such action or approval shall require the vote of at least seventy percent (70%) of the Ownership Shares then entitled to vote; and (ii) neither Party shall undertake any such action or purport to have received any such approval unless and until at least seventy percent (70%) of the Ownership Shares then entitled to vote has voted in favor of such action or approval.

(c)	A resolution approved by the signature (which shall include an electronic signature) of one or more Representatives representing sufficient Ownership Shares shall be as valid, binding and effective as if the resolution had been approved by such Representatives at a duly convened meeting of the Administrative Committee on the date when the resolution is last signed.

(d)	If, during any period when a Party is subject to a Bankruptcy Event, a proposed meeting of the Administrative Committee is called and such Party has failed to designate a Representative or its Representative is unwilling or unable to participate in the proposed meeting at any time within fifteen (15) days of the scheduled date of the proposed meeting, the proposed meeting may proceed without the attendance of such Party’s Representative and such Party shall not be entitled to vote its Ownership Share at such meeting.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 16
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

3.5 Powers and Responsibilities. The Administrative Committee shall have authority to determine any matter concerning the Project; provided, however, that the Administrative Committee shall not have authority to modify or amend this Agreement. All resolutions within the Administrative Committee’s power are binding on both Parties as from the effective date of such resolution and each Party is obligated to carry each resolution into effect in accordance with its terms. Without limiting the generality of the foregoing, the Administrative Committee shall have the power to: (a) approve any development, operating or capital budget for the Project, including any change thereto or expenditure in excess thereof; and (b) request a Party to provide any report regarding the Project as the Administrative Committee deems necessary and appropriate.

ARTICLE 4

DISPUTE RESOLUTION

4.1 Informal Dispute Resolution.

(a)	If the Administrative Committee is unable to reach agreement on a material issue pertaining to the Project within ten (10) days of such issue being presented to the Administrative Committee (such matter, a “Dispute”), either Representative may, by written notice to the other Representative (a “Dispute Notice”), refer such Dispute to executive officers of the Parties. A Dispute Notice shall describe in reasonable detail the Dispute and the positions of the Parties with respect thereto.

(b)	Promptly upon issuance of a Dispute Notice with respect to a Dispute, each Party shall: (i) designate an executive officer with authority to bind such Party; and (ii) cause such officer to confer with the designated officer of the other Party and attempt in good faith to resolve such Dispute.

4.2 Arbitration. If a Dispute is not resolved by executive officers of the Parties in accordance with Section 4.1 within fifteen (15) days of issuance of a Dispute Notice, either Party may propose that the Dispute be submitted to arbitration pursuant to Section 4.3; provided, however, that: (a) an arbitration proceeding to resolve a Dispute may only be commenced pursuant to Section 4.3 upon the mutual agreement of the Parties; and (b) if the Parties initiate an arbitration proceeding pursuant to Section 4.3, neither Party shall be entitled to initiate any litigation or other dispute resolution process during the pendency of such arbitration proceeding and such proceeding may only be terminated by mutual agreement of the Parties.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 17
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

4.3 Arbitration Procedures.

(a)	For any Dispute referred to arbitration, the Parties may attempt to agree on a single, neutral arbitrator to resolve such Dispute; provided, however, that if the Parties fail to agree on such a single arbitrator within ten (10) days of their agreement to arbitrate, such Dispute shall be resolved by arbitration before a tribunal composed of three (3) arbitrators, one of whom shall be selected by each Party and the third of whom shall be selected by agreement of the two (2) Party-selected arbitrators. In the event the Party-selected arbitrators fail to agree on a third arbitrator within twenty (20) days of the agreement to arbitrate a Dispute, such third arbitrator shall be selected by the AAA.

(b)	Any arbitrators selected to resolve a Dispute shall: (i) be knowledgeable in electric utility matters, including electric transmission and bulk power supply; and (ii) not have any current or past business or financial relationships with either Party or the matter being arbitrated.

(c)	Except to the extent provided otherwise herein, any arbitration hereunder shall be conducted in accordance with the Commercial Arbitration Rules of the AAA.

(d)	The venue for any arbitration hereunder shall be Washington, DC.

(e)	Any arbitration decision shall be made in writing.

(f)	Any arbitration hereunder shall commence no later than sixty (60) days after the agreement to arbitrate.

(g)	Punitive, special or exemplary damages shall not be recoverable in arbitration and the arbitration tribunal shall not have the power to award punitive, special or exemplary damages or to find that this limitation is waived or inapplicable.

4.4 Arbitration Decisions.

(a)	Unless otherwise agreed by the Parties, the arbitrator(s) for any Dispute shall render a decision within ninety (90) days of the agreement to arbitrate such Dispute and shall notify the Parties in writing of such decision and the reasons therefor.

(b)	The arbitrators’ authority shall be limited to interpreting the terms of this Agreement. No arbitrator shall have any power or authority to modify or change any provision of this Agreement in any manner.

(c)	The decision of the arbitrator(s) shall be final, binding and conclusive as to the Parties, and may be entered at FERC or in any court of competent jurisdiction.

(d)	An arbitration decision shall be subject to challenge solely on the grounds that the conduct of the arbitrator(s), or the decision itself, violated the standards set forth in the Federal Arbitration Act or the Administrative Dispute Resolution Act.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 18
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

4.5 Costs. Each Party shall be responsible for its costs incurred in connection with any informal dispute resolution or arbitration, including the cost of its Party-appointed arbitrator; provided, however, that the cost of a third arbitrator or a single arbitrator selected jointly by the Parties shall be shared equally by the Parties.

4.6 Continued Performance. The Parties shall continue to perform under this Agreement during the pendency of any Dispute.

4.7 FERC Jurisdiction. Subject to the limitations set forth in Section 4.2, nothing contained in this Agreement shall preclude either Party from exercising its rights under Federal Power Act Sections 205 and 206 to file for a change in any rate, term, condition or service provided under this Agreement.

ARTICLE 5

DEVELOPMENT, OPERATION AND MAINTENANCE

5.1 Governmental Approvals.

(a)	Except as provided in Section 5.1(b), Dominion shall be responsible for preparing, filing and diligently prosecuting applications for all Governmental Approvals required for the development, construction, ownership, use, operation and maintenance of the Transmission Line, including Governmental Approvals required to acquire the Rights-of-Way. All such Governmental Approvals shall, to the maximum extent permitted by applicable Law, be obtained in the names of both Parties; provided, however, that Dominion may acquire New Rights-of-Way in its name so long as all such New Rights-of-Way are assignable and assigned to TrAILCo in accordance with Section 5.3(b).

(b)	Each Party shall: (i) be responsible for the preparation and filing of applications seeking all Governmental Approvals required to be obtained by it in connection with the Project; and (ii) exercise all commercially reasonable efforts to obtain such Governmental Approvals.

(c)	Each Party shall: (i) respond as promptly as practicable to any inquiries or requests issued to it by any Governmental Authority in respect of the Project; and (ii) reasonably cooperate with the other Party in the Governmental Approval process; provided, however, that a Party shall not be obligated pursuant to this Section 5.1(c) to disclose Confidential Information except to the extent that it is otherwise required to disclose such Confidential Information: (A) by applicable Law; (B) by any Governmental Authority; or (C) pursuant to the express terms of this Agreement. Except to the extent permitted by Section 5.1(d), no Party shall oppose (nor shall it permit any of its Affiliates to oppose), obstruct or otherwise interfere with the efforts of another Party to obtain any Governmental Approval required in connection with the Project.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 19
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

(d)	Each Party agrees, on behalf of itself and its Affiliates, that it shall not: (i) oppose the right of the other Party or any of its Affiliates to participate in any regulatory proceedings concerning the Project; (ii) file any pleading or other document in any such proceedings without first giving the other Party a reasonable opportunity to review and comment on such pleading or document; or (iii) engage in any substantive communications with any Governmental Authority or its personnel concerning the Project without providing the other Party with reasonable advance notice of the proposed communication and a reasonable opportunity to participate therein, except to the extent providing such advance notice is prohibited by Law; provided however, that TrAILCo acknowledges that Dominion has initiated condemnation actions with respect to certain Rights-of-Way prior to the Effective Date.

(e)	Nothing in this Agreement shall restrict any Party or any of its Affiliates from appealing any Governmental Approval, or the denial of any Governmental Approval.

5.2 Engineering, Design and Construction of Transmission Line.

(a)	Dominion shall perform all design, engineering, bid specification, procurement, construction, installation, management and all other activities necessary for the development of the Transmission Line; provided, however, that the Transmission Line shall be designed with optical ground wire (shield wires) that will be segmented to reduce losses. Dominion shall use commercially reasonable efforts to achieve an In-Service Date no later than June 1, 2011.

(b)	Dominion shall be responsible for procuring all material and equipment necessary for the development, construction, ownership, operation and maintenance of the Transmission Line. All material and equipment that will comprise the Transmission Line (including material and equipment procured prior to the Effective Date) shall be jointly owned by the Parties as tenants-in-common in accordance with their respective Ownership Shares.

(c)	Notwithstanding the foregoing, a Party shall not be considered in default as to any obligation under this Section 5.2 if prevented from fulfilling the obligation due to an event of Force Majeure. However, a Party whose performance under this Section 5.2 is hindered by an event of Force Majeure shall make all reasonable efforts to perform its obligations hereunder.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 20
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

5.3 Rights-of-Way.

(a)	Dominion shall use commercially reasonable efforts to procure all Rights-of-Way (other than the Existing Rights-of-Way). All Rights-of-Way other than New Rights-of-Way, REC Rights-of-Way and Existing Rights-of-Way shall be procured in the names of both Parties as joint owners with tenancy-in-common interests. If, despite commercially reasonable efforts, Dominion is unable to procure any Rights-of-Way, TrAILCo may, but shall not be obligated to, procure such Rights-of-Way.

(b)	No later than twenty (20) Business Days after the execution of this Agreement, the Parties shall execute the Assignment Agreement, pursuant to which Dominion shall assign the Existing Rights-of-Way, the REC Rights-of-Way and the New Rights-of-Way, including any New Rights-of-Way to be acquired by Dominion after the date of such Assignment Agreement.

(c)	Dominion shall use commercially reasonable efforts to obtain: (i) all Required Consents, which consents shall be enforceable by TrAILCo and otherwise reasonably acceptable to Dominion and TrAILCo; and (ii) without limiting its obligations pursuant to clause (i) of this Section 5.3(c), a consent to the assignment of the REC Rights-of-Way from REC, which consent shall be in form and substance reasonably acceptable to Dominion and TrAILCo.

(d)	If, despite commercially reasonable efforts, Dominion is unable to obtain any Required Consent in a form that is enforceable by TrAILCo and otherwise reasonably acceptable to Dominion and TrAILCo, TrAILCo may, but shall not be obligated to, procure Rights-of-Way in its name over the subject property; provided, however, that: (i) Dominion shall, at TrAILCo’s request, reasonably cooperate with TrAILCo’s efforts to procure any such Rights-of-Way; and (ii) TrAILCo shall be solely responsible for the cost of any such Right-of-Way. In the event TrAILCo procures any Rights-of-Way in its name pursuant to this Section 5.3(d), Dominion hereby agrees to permit any such Rights-of-Way to encroach on any Dominion-owned Rights-of-Way to the extent reasonably necessary in connection with the design, engineering, construction, ownership, operation, maintenance, repair and/or replacement of the Transmission Line or for other uses related to the Project.

(e)	Subject to the terms and conditions of this Agreement, Dominion shall be responsible for the maintenance of the Rights-of-Way in accordance with Good Utility Practice.

5.4 Interconnections. Each Party shall grant (or shall cause its Affiliates to grant) such access to its or their transmission facilities as may be reasonably necessary, in accordance with Good Utility Practice, to interconnect the Transmission Line with such facilities.

5.5 Operation and Maintenance. Subject to the terms and conditions of this Agreement (including TrAILCo’s rights pursuant to Section 12.2(b)), Dominion shall operate and maintain the Transmission Line in accordance with the PJM Agreements and applicable Law. Without limiting the generality of the foregoing, no later than October 1 of each year, Dominion shall

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 21
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

prepare and submit to the Administrative Committee a proposed annual operating and maintenance plan (including any required capital expansions and replacements) for the following calendar year. Dominion shall periodically revise any such annual plan as reasonably necessary; provided, however, that Dominion shall promptly notify TrAILCo of any such revisions. Notwithstanding the foregoing, a Party shall not be considered in default as to any obligation under this Section 5.5 if prevented from fulfilling the obligation due to an event of Force Majeure. However, a Party whose performance under this Section 5.5 is hindered by an event of Force Majeure shall make all reasonable efforts to perform its obligations hereunder.

5.6 Standard of Care. Each Party shall perform development, operation, and maintenance tasks undertaken by it pursuant to this Agreement in accordance with Good Utility Practice.

5.7 Cooperation. Each Party agrees that it will not take, and it will cause its Affiliates not to take, any action that would frustrate the development, construction, ownership, operation or maintenance of the Transmission Line; provided, however, that nothing herein shall preclude a Party from exercising any rights expressly granted it under this Agreement or taking any action (or having its Affiliates take any action) with respect to any other transmission project, including any such project that may compete with the Transmission Line. Each Party agrees to undertake all acts and execute all further agreements, documents and instruments as may reasonably be required to give effect to the purpose of this Agreement.

5.8 Monthly Reports. For the period prior to the In-Service Date, Dominion shall prepare and deliver to TrAILCo on a monthly basis, reasonably detailed status reports regarding the implementation of the Project.

5.9 NERC Reliability Standards. Notwithstanding anything to the contrary in this Agreement, each operation and maintenance plan, including any revisions thereto, shall be developed so that the Transmission Line and the Parties shall be, and the Parties shall operate and maintain the Transmission Line, in compliance with all applicable NERC requirements. Dominion shall register with NERC as the “Transmission Owner” of the Transmission Line and shall fulfill the obligations of a NERC “Transmission Owner” with respect to the Transmission Line.

ARTICLE 6

COSTS

6.1 Development, Operating and Maintenance Costs. Each Party shall be responsible for, and shall pay, its Ownership Share of all Development Costs and O&M Costs; provided however, neither Party shall be entitled to reimbursement for any portion of any Development Cost or O&M Cost which is incurred other than in accordance with an approved Project Budget or Annual Budget unless (i) such Party has reasonably determined that the incurrence of such cost or expense is necessary or appropriate pursuant to Good Utility Practice, or (ii) the incurrence of such cost or expense is approved by the other Party.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 22
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

6.2 Compensation for Existing Rights-of-Way.

(a)	In the event the Transmission Line is constructed on any Existing Rights-of-Way, TrAILCo shall pay Dominion a one-time charge for the use of such Existing Rights-of-Way, which charge shall be equal to fifty percent (50%) of the greater of the price Dominion paid for, or the fair market value of, the portion of such Existing Rights-of-Way on which the Transmission Line is situated.

(b)	The fair market value of the Existing Rights-of-Way shall be determined by a single, independent appraiser designated by the Parties; provided, however, that if the Parties cannot agree upon such an appraiser, each Party shall choose an independent appraiser and such appraisers shall choose a third independent appraiser who shall determine such fair market value. The cost associated with such appraisal shall be shared equally by the Parties.

(c)	Notwithstanding anything to the contrary in Section 6.4(a), Dominion shall submit an invoice to TrAILCo for the amount due pursuant to Section 6.2(a) upon completion of construction of the Transmission Line or such earlier date as may be requested by TrAILCo; provided, however, that such earlier date may be no earlier than the date on which the fair market value of the Existing Rights-of-Way is determined in accordance with Section 6.2(b). TrAILCo shall remit payment for such charge within thirty (30) days after receipt of such invoice.

6.3 Budgets.

(a)	The initial Project cost estimate is set forth on Exhibit B.

(b)	No later than May 1 of each year, Dominion shall prepare and submit to the Administrative Committee the estimated Project-related capital expenses for the following calendar year, including expenses to be incurred to replace Project-related equipment and materials. Such estimate shall be subject to the approval of the Administrative Committee.

(c)	No later than October 1 of each year, Dominion shall prepare and submit to the Administrative Committee the proposed Annual Budget for the following calendar year, including a reconciliation of the proposed capital expenditures with those estimated for the same period pursuant to Section 6.3(b). Such proposed Annual Budget shall be subject to the approval of the Administrative Committee.

(d)	Dominion shall periodically propose revisions to the Project Budget and Annual Budget(s) as reasonably necessary based on changes in anticipated Project-related costs and expenses; provided, however, that: (i) Dominion shall promptly notify TrAILCo of material changes to any anticipated costs and expenses; and (ii) all revisions to the Project Budget or any Annual Budget shall be subject to the approval of the Administrative Committee.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 23
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

(e)	In the event a Party makes an expenditure or otherwise incurs a cost that is not provided for in an approved Project Budget or Annual Budget, such Party shall promptly notify the other Party of such expenditure or cost.

6.4 Invoices, Estimates and Payments.

(a)	No later than thirty (30) days after the Effective Date, Dominion shall submit an invoice to TrAILCo for TrAILCo’s Ownership Share of all Development Costs incurred and paid by Dominion on or prior to the Effective Date, together with reasonable supporting documentation. TrAILCo shall remit payment for such costs within thirty (30) days after receipt of such invoice.

(b)

For each month ending after the Effective Date, each Party shall provide to the other Party: (i) a good faith estimate (without supporting documentation) of Development Costs and O&M Costs, if any, to be incurred by such Party during such month no later than the twenty-second (22nd) day of such month or, if such day is not a Business Day, the next Business Day; and (ii) an updated, good faith estimate of such costs (without supporting documentation) no later than three (3) Business Days after the end of such month.

(c)	An Invoicing Party shall, no later than ten (10) Business Days after the end of each month ending after the Effective Date, submit an invoice to the Non-Invoicing Party for the Non-Invoicing Party’s Ownership Share of all Development Costs and all O&M Costs incurred by the Invoicing Party during the immediately preceding month, together with reasonable supporting documentation. The Non-Invoicing Party shall remit payment for such costs no later than thirty (30) days after the date of each such invoice.

(d)	At the option of either Party, any amount payable hereunder may be made by wire transfer.

(e)	Payment by a Party of an invoice shall not constitute a waiver by such Party of any of its rights to dispute or challenge such invoice.

6.5 Late Payments. Any amounts not paid by a Non-Invoicing Party when due shall accrue interest at the Prescribed Rate for the first thirty (30) days from the date due, and at the Default Rate thereafter, until the date paid; provided, however, that no interest shall be owed with respect to disputed amounts paid into an escrow account pursuant to Section 6.6 and later determined to have been owed. Any amounts invoiced by an Invoicing Party that are paid by the Non-Invoicing Party to the Invoicing Party but later determined not to have been owed shall be repaid within thirty (30) days of issuance of an invoice therefor, with interest at the Prescribed Rate accrued from the date paid by such Non-Invoicing Party until the date repaid.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 24
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

6.6 Payment Disputes. If a Non-Invoicing Party wishes to dispute all or any portion of an invoice issued hereunder by an Invoicing Party, it shall: (a) provide the Invoicing Party with a reasonably detailed written explanation of the basis of the dispute; and (b) pay (or have previously paid) the disputed amount either to the Invoicing Party (which payment shall automatically be subject to a reservation of its right to obtain reimbursement of amounts determined not to be owed) or, at its option, into an interest bearing escrow account; provided, however, that in the event the Non-Invoicing Party pays any disputed amounts into an escrow account (i) such escrow account shall be established by the Non-Invoicing Party at an independent financial institution and under terms, both of which are reasonably acceptable to the Invoicing Party, and (ii) the escrowed funds (including any interest accrued thereon) shall be released to the Party determined to be entitled to such funds no later than five (5) Business Days after resolution of the dispute. A Non-Invoicing Party may dispute all or any portion of an invoice issued hereunder by an Invoicing Party no later than: (a) two (2) years after the In-Service Date with respect to an invoice for any Development Costs; or (b) two (2) years after the date of such invoice for any other costs.

6.7 Party-Specific Taxes.

(a)	Each Party shall pay all Party-Specific Taxes applicable to it and file all tax returns relating thereto within the time and in the manner required by applicable Law, in each case subject to such Party’s right to contest any assessment of a Party-Specific Tax in good faith.

(b)	To the extent requested by a Party, the other Party shall use commercially reasonable efforts to assist and cooperate with such requesting Party with respect to: (i) a claim for exemption from a Party-Specific Tax that relates to the ownership, operation, use or maintenance of any Joint Property or the provision of services with respect to any such Joint Property; (ii) the filing of any tax return or the payment of any Party-Specific Taxes (other than any income or franchise Taxes) that relate to the ownership, operation, use or maintenance of any Joint Property or the provision of services with respect to any such Joint Property; and (iii) any audit, claim, investigation, inquiry, assessment or reassessment of any Party-Specific Taxes described in clause (ii) above.

6.8 Books and Records.

(a)

Each Party shall maintain complete and accurate books, records and accounts related to the Project, including all documentation of transactions related to the Project and any books and records related to the Project that are required to be maintained by applicable Law. Without limiting the generality of the foregoing, Dominion shall be responsible for maintaining complete and accurate books,

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 25
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

records and accounts with respect to all Development Costs and O&M Costs incurred in connection with the Project and the Parties’ respective payments and contributions related thereto, including payments and reimbursements made pursuant to this Agreement.

(b)	TrAILCo shall provide Dominion with written notice of any Development Costs and O&M Costs incurred by TrAILCo in connection with the Project (excluding amounts payable to Dominion pursuant to this Agreement), and its payments and contributions related thereto.

(c)	Unless the Administrative Committee decides otherwise, Dominion shall cause a certified annual financial statement to be prepared with respect to the Project at the end of each calendar year by an independent certified public accountant selected by the Administrative Committee. The costs associated with the preparation of such financial statements shall be shared equally by the Parties.

(d)	All books, records and accounts required to be maintained pursuant to this Agreement shall be maintained: (i) in accordance with GAAP or, to the extent applicable, the Uniform System of Accounts prescribed by FERC for Class A public utilities and licensees; and (ii) in a form satisfactory for the auditing requirements of an independent certified public accountant selected by the Administrative Committee. All accounting records pertaining to the Project shall be maintained on the basis of a fiscal year that is the calendar year.

(e)	Each Party shall, upon the request of the other Party, promptly provide such other Party with access to all books, records and accounts related to the Project, including any information reasonably necessary to permit such other Party to seek and obtain recovery of any costs related to the Project or to perform any of its obligations under this Agreement.

(f)	Each Party shall have the right, at its sole cost, upon reasonable notice to the other Party, during such other Party’s regular business hours, and at such other Party’s corporate offices, to inspect, audit and make copies of any books, records, systems, policies and procedures, and other documentation and information related to the Project that is in such other Party’s possession or under its control, including as-built drawings, maintenance logs and other documentation pertaining to the engineering, design, construction, operation or maintenance of the Transmission Line; provided, however, that this Section 6.8 shall not obligate either Party to create any information that does not already exist.

(g)	A Party may exercise any rights described in this Section 6.8 through an agent, employee or consultant designated in writing, including any accountant, engineer or attorney. Confidential Information obtained pursuant to this Section 6.8 shall be subject to the provisions of Article 14.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 26
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of the Parties. Each Party represents and warrants to the other Party as of the Effective Date that:

(a)	it is duly incorporated, organized or formed (as applicable), validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation;

(b)	if required by applicable Law, it is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation;

(c)	it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other applicable Persons necessary for the due authorization, execution, delivery and performance of this Agreement by it have been duly taken;

(d)	it has duly executed and delivered this Agreement and any other documents contemplated herein to be executed as of the Effective Date, and they constitute the legal, valid and binding obligation of it enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency or similar Laws pertaining to creditors’ rights or by general principles of equity, regardless of whether considered at law or in equity); and

(e)	its authorization, execution, delivery and performance of this Agreement does not and will not conflict with, or result in a breach, default or violation of: (i) its organizational documents; (ii) any agreement to which it is a party or is otherwise bound (except to the extent any such conflict, breach, default or violation would not have a material adverse effect on its ability to perform its obligations hereunder); or (iii) any Law, order, judgment, decree, writ, injunction or arbitral award to which it is subject.

ARTICLE 8

LIMITATION OF LIABILITY; RISK OF LOSS

8.1 Several Liability. The liability of each Party hereunder or with respect to the Project shall be several and not joint or collective. Except to the extent provided otherwise pursuant to Section 9.1, the Parties shall be responsible for, and shall pay, any and all Losses resulting from Third Party Claims based on their respective Ownership Shares regardless of whether the Parties are held to be jointly or jointly and severally liable in connection with any such Third Party Claim.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 27
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

8.2 No Consequential Damages. No Party, nor any of its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to the other Party, its Affiliates or any of their respective directors, officers, employees or agents for any punitive, exemplary, consequential or special damages in connection with the Project, regardless of the negligence, gross negligence, willful misconduct, strict liability or other fault or responsibility of any such Person; provided, however, that this Section 8.2 shall not prevent recovery of a claim for indemnification that includes punitive, exemplary, consequential or special damages that are an element of a Third Party Claim against an Indemnified Person for which indemnification is otherwise available hereunder.

8.3 Risk of Loss. Except for occurrences for which a Party is liable pursuant to the terms and conditions of this Agreement, each Party shall maintain the risk of loss of its Ownership Share of the Joint Property.

ARTICLE 9

INDEMNIFICATION

9.1 General Indemnity.

(a)	Each Party (an “Indemnifying Party”) shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless the other Party, its Affiliates, and their respective officers, directors, employees and agents (each, an “Indemnified Person”), from and against any and all Losses to the extent resulting from any Third Party Claim based on:

(i)	the breach of this Agreement by the Indemnifying Party;

(ii)	the breach of any representation or warranty made by the Indemnifying Party pursuant to this Agreement; or

(iii)	the gross negligence or willful misconduct of the Indemnifying Party related to the Project.

(b)	Without limiting the generality of Section 9.1(a), Dominion shall indemnify, defend and hold harmless TrAILCo, its Affiliates, and their respective officers, directors, employees and agents from and against any charges, assessments, fines or penalties assessed as a result of Dominion’s failure to operate or maintain the Transmission Line in accordance with Good Utility Practice; provided, however, that for any period during which TrAILCo has assumed Dominion’s obligation to operate and maintain the Transmission Line pursuant to Section 12.2(b), TrAILCo shall (without limiting any remedies to which it may otherwise be entitled) indemnify, defend and hold harmless Dominion, its Affiliates, and their respective officers, directors, employees and agents from and against any charges, assessments, fines or penalties assessed as a result of TrAILCo’s failure to operate or maintain the Transmission Line in accordance with Good Utility Practice.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 28
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

(c)	Notwithstanding anything to the contrary in Sections 9.1(a) and 9.1(b), neither Party shall be obligated to indemnify the other with respect to any Losses related to or resulting from: (i) any action by a Party if such action was approved by the Administrative Committee and was implemented in accordance with Good Utility Practice; or (ii) any inaction by a Party if such inaction was expressly approved by the Administrative Committee.

9.2 Defense of Indemnified Claims.

(a)	Within a reasonable time after receipt by any Indemnified Person of any Third Party Claim as to which the indemnity provided for in Section 9.1 may apply, such Indemnified Person shall notify the Indemnifying Party in writing of such fact; provided, however, that delay in notifying the Indemnifying Party shall not relieve such Party of its indemnification obligations except to the extent that it is materially prejudiced by such delay.

(b)	The Indemnifying Party shall diligently, competently and in good faith control and conduct the defense of any Third Party Claim as to which the indemnity provided for in Section 9.1 applies; provided, however, that the Indemnifying Party may not settle or compromise any such Claim without the Indemnified Person’s consent unless the terms of such settlement or compromise unconditionally release the Indemnified Person(s) from any and all liability with respect thereto and do not impose any obligations on any Indemnified Person.

(c)	An Indemnified Person shall have the right, at its option (but not the obligation), to be represented by advisory counsel of its own selection and at its own expense and to monitor the progress and handling of an indemnified Third Party Claim.

(d)	An Indemnified Person shall also have the right, at its option (but not the obligation), with counsel of its own choosing, to assume the defense of (including the right to settle or compromise) a Third Party Claim against it if the Indemnifying Party fails to: (i) diligently and in good faith control and conduct the defense of such Third Party Claim; or (ii) acknowledge in writing its responsibility (subject to its rights pursuant to Section 9.2(e)) to indemnify against such Third Party Claim.

(e)

Assumption of the defense of a Third Party Claim by an Indemnifying Party shall not constitute a waiver by such Indemnifying Party of its right to claim at a later date that such Third Party Claim for which the defense was assumed is not a proper matter for indemnification pursuant to Section 9.1; provided, however, that if an Indemnifying Party at any time determines that a Third Party Claim is not a

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 29
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

proper matter for indemnification pursuant to Section 9.1, such Indemnifying Party shall: (i) promptly notify the other Party; (ii) promptly turn over defense of the Third Party Claim and all relevant documents and information to the third party defendant or its counsel; and (iii) reasonably cooperate in the transition of such defense to such third party defendant.

9.3 Effect of Workers’ Compensation and Similar Acts. An Indemnifying Party’s obligations under this Agreement shall not be limited in any way by any provision of any workers’ compensation, disability benefits, payroll or other employee benefits laws; provided, however, that nothing herein shall limit or restrict any defense a Party may be entitled to assert with respect to a Third Party Claim, including a defense based on the status of such Party as a statutory employer EACH PARTY HEREBY SPECIFICALLY AND EXPRESSLY WAIVES ANY AND ALL DEFENSES IT MAY HAVE TO AN INDEMNIFICATION OBLIGATION TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT BASED ON ANY IMMUNITY TO WHICH SUCH PARTY MAY BE ENTITLED UNDER ANY WORKERS’ COMPENSATION, DISABILITY BENEFITS, PAYROLL OR EMPLOYEE BENEFITS LAWS.

9.4 Subrogation. In the event that an Indemnifying Party pays all or any portion of a Third Party Claim, the Indemnifying Party shall be subrogated to any and all defenses, claims, or other matters which the Indemnified Person asserted or could have asserted against the Person making such Third Party Claim, and all related cross-claims that the Indemnified Person asserted or could have asserted against other Persons. The Indemnified Person shall execute and deliver to the Indemnifying Party (at the Indemnifying Party’s expense) such documents as may be reasonably necessary to establish, by way of subrogation, the ability of the Indemnifying Party to assert such defenses, claims, cross-claims or other matters.

ARTICLE 10

TRANSFER

10.1 General Restrictions. Neither Party shall Transfer all or any portion of its Ownership Share in the Joint Property without having complied with all of the applicable requirements of this Agreement. Any attempted Transfer by a Party of its Ownership Share in the Joint Property other than in strict compliance with the terms of this Agreement, shall be, and is hereby declared, null and void ab initio.

10.2 Transfer Restrictions. Neither Party shall Transfer less than all of its Ownership Share in the Joint Property. Neither Party shall Transfer its Ownership Share in the Joint Property unless and until such Party (the “Transferring Party”):

(a)	assigns all of its rights under this Agreement pursuant to an agreement acceptable to the other Party (the “Non-Transferring Party”) and the transferee assumes all of the Transferring Party’s obligations accruing after the date of such Transfer;

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 30
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

(b)	provides the following to the Non-Transferring Party:

(i)	the notice address and contact information for the transferee;

(ii)	if applicable, notice address and contact information for the parent of the transferee;

(iii)	the transferee’s ratification of this Agreement and confirmation that the representations and warranties set forth in Section 7.1 are true and correct as to it;

(iv)	representations and warranties by the Transferring Party and the transferee that: (A) the Transfer is being made in accordance with applicable Law; and (B) the Transfer does not violate any agreement by which such Transferring Party or the transferee is bound; and

(v)	evidence, to the reasonable satisfaction of the Non-Transferring Party, that: (A) the transferee is financially capable of performing its obligations under this Agreement, and (B) all requisite Governmental Approvals to such Transfer have been obtained and such Governmental Approvals do not contain conditions that would reasonably be expected to materially and adversely affect the Non-Transferring Party’s Ownership Share of the Joint Property or its rights under this Agreement; and

(c)	executes such documents and instruments as the Non-Transferring Party may reasonably require to confirm the Transferring Party’s obligation to pay liabilities accruing on or prior to the date of such Transfer.

10.3 Change of Control. In the event of a Change of Control of a Party, such Party shall provide evidence, to the reasonable satisfaction of the other Party, that all Governmental Approvals required in connection with such Change of Control have been obtained and do not contain conditions that would reasonably be expected to materially and adversely affect such other Party’s Ownership Share of the Joint Property or its rights under this Agreement.

10.4 Cost Reimbursement. A Transferring Party shall pay or reimburse, or cause the transferee to pay or reimburse, the Non-Transferring Party for all reasonable costs and expenses incurred by such Non-Transferring Party in connection with the Transfer no later than ten (10) days after the receipt by that Person of an invoice for such amount.

10.5 No Release. No Transfer by a Party of any or all of its interest in any Joint Property shall relieve a Transferring Party of any liabilities it may have to the Non-Transferring Party arising from events occurring prior to such Transfer.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 31
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

10.6 Mortgage of Ownership Share.

(a)	Each Party (the “Mortgaging Party”) shall have the right to Mortgage its Ownership Share of the Joint Property; provided, however, that no such Mortgage shall: (i) impair or encumber, or be deemed to impair or encumber, the Ownership Share of the other Party (the “Non-Mortgaging Party”), or (ii) permit partition of any Joint Property, including in connection with a default under any financing agreements.

(b)	The Mortgaging Party shall provide the Non-Mortgaging Party with: (i) written notice of any such Mortgage not less than twenty (20) days in advance of the execution of such Mortgage; and (ii) written notice specifying the name, address and contact information for the mortgagee.

(c)	Notwithstanding anything to the contrary in this Agreement, TrAILCo hereby consents to Dominion’s Ownership Share of the Joint Property being subject to the terms and conditions of the VEPCO Mortgage and agrees that Dominion shall not be required to provide TrAILCo with notice of any future amendment or supplement to the VEPCO Mortgage.

10.7 Injunctive Relief. Each Party agrees that a breach or threatened breach by it of the provisions of this Article 10 would cause irreparable injury to the other Party for which monetary damages and other remedies at law are inadequate due in part to: (i) the complexities and uncertainties of measuring the actual damages that would be sustained by reason of such breach or threatened breach; and (ii) the uniqueness of the Joint Property and the relationship among the Parties. Accordingly, each Party agrees that the other Party shall be entitled, in addition to any other remedies that may be available to it, to equitable relief including immediate injunctive relief and specific performance without a requirement to post any bond or other financial assurance with respect thereto.

ARTICLE 11

TERM AND TERMINATION

11.1 Term. This Agreement shall become effective as of the Effective Date and shall remain in effect until the earliest to occur of: (a) the decommissioning of the Transmission Line and the restoration of the Rights-of-Way; (b) the date of termination of this Agreement by mutual agreement of the Parties; or (c) the ownership by one Party of a one hundred percent (100%) Ownership Share of the Joint Property.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 32
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

11.2 Final Accounting and Settlement. Upon the expiration of this Agreement as described in Section 11.1:

(a)	Dominion shall prepare or cause to be prepared and shall provide to TrAILCo a final accounting, including a balance sheet and a listing of the assets and liabilities associated with the Transmission Line;

(b)	the Administrative Committee shall: (i) cause to be paid, or establish adequate reserves for, all liabilities associated with the Project, including liabilities to the Parties; (ii) arrange for the disposition of all Joint Property; (iii) after the final settlement statement has been prepared and signed as specified in Section 11.3, cause any net proceeds to be distributed to the Parties in accordance with their respective Ownership Shares; and (iv) determine when all or any part of any reserves for contingent liabilities are no longer required for such purpose, in which case such reserves shall be distributed to the Parties in accordance with their respective Ownership Shares.

11.3 Release. Before any distribution is made pursuant to Section 11.2 or any Party is required to contribute funds to cover any liabilities or contingent liabilities, Dominion shall prepare or cause to be prepared a final settlement statement showing all costs paid or accrued by the Parties, any reserves established for contingent liabilities of the Parties and all initial working capital advances and repayments made by the Parties. When the Parties have agreed to the accuracy of such statement, each Party shall sign such statement and release the other Party from any and all claims under this Agreement; provided, however, that the Parties shall retain:

(a)	their respective interests, in accordance with their respective Ownership Shares, in any portion of any contingency reserves that are not required to meet liabilities in respect of the Project; and

(b)	their respective rights of contribution against the other Party in the event that any contingency reserves are insufficient to meet liabilities in respect of the Project and either Party pays a greater percentage of any excess liability than is represented by its Ownership Share.

ARTICLE 12

DEFAULT; REMEDIES

12.1 Events of Default. Each of the following, if committed by a Party (the “Defaulting Party”) shall constitute a default hereunder:

(a)	such Party fails to pay when due any undisputed amount owed pursuant to this Agreement, which failure continues for thirty (30) days after notice of such non-payment;

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 33
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

(b)	such Party fails to perform any other material obligation required pursuant to this Agreement, which failure continues for thirty (30) days after notice of such failure; or

(c)	such Party suffers a Change of Control as a result of which, the financial capability of such Party to perform its obligations under this Agreement is materially and adversely affected.

12.2 Exclusive Remedies.

(a)	Upon a default pursuant to Section 12.1(a), the Non-Defaulting Party shall, as its exclusive remedy, have the right, but not the obligation, for so long as such failure remains uncured, to pay all or any portion of such undisputed amount owed (such amount paid or, in the event the Defaulting Party fails to reimburse the Non-Defaulting Party for an expense incurred, such amount required to be reimbursed, the “Additional Contribution”) and at the option of the Non-Defaulting Party:

(i)	to recover from the Defaulting Party the amount of the Additional Contribution with interest accrued at the Default Rate from the date the Additional Contribution was paid by the Non-Defaulting Party until it is repaid in full (or, in the event the Defaulting Party fails to reimburse the Non-Defaulting Party for an expense incurred, from the date the Defaulting Party was obligated to reimburse the Non-Defaulting Party for such expense until it is reimbursed in full); or

(ii)	to elect to have such Additional Contribution treated as a permanent contribution (in which case Section 12.2(a)(i) shall not apply), in which case the Ownership Shares of the Parties shall be adjusted to reflect the nominal contributions of the Parties, including the Additional Contribution (without interest) made by the Non-Defaulting Party, and the Defaulting Party shall execute and deliver such further documents and instruments as may be reasonably requested by the Non-Defaulting Party in order to effectuate or otherwise evidence the reduction in the Defaulting Party’s Ownership Share.

(b)	Without limiting a Party’s rights pursuant to Sections 10.7 and 14.4, upon a default pursuant to Section 12.1(b), the Non-Defaulting Party shall, as its exclusive remedy, have the right, but not the obligation, upon notice to the Defaulting Party, to perform the obligation(s) of the Defaulting Party and to invoice, and obtain reimbursement from, the Defaulting Party for any Development Costs or O&M Costs incurred in connection with such performance in accordance with the invoicing and payment provisions of this Agreement.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 34
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

12.3 Available Remedies. Subject to the limitations set forth in Section 12.2, each Party shall be entitled to any remedies it may have in equity or at law, including remedies provided pursuant to the Federal Power Act, with respect to a Dispute or upon a default hereunder.

ARTICLE 13

INSURANCE; CASUALTY EVENTS

13.1 Insurance Coverage. Each Party shall carry and maintain in force insurance coverage of such types, in such amounts and with such named insureds and loss payees as the Parties shall agree upon in writing from time to time. Nothing in this Section 13.1 shall prevent either Party from obtaining such additional insurance as it may deem desirable.

13.2 Insurance Recovery. If there is a recovery under any insurance policy, the premiums for which are paid jointly by the Parties, such recovery shall be allocated between the Parties in proportion to their respective Ownership Shares.

ARTICLE 14

CONFIDENTIALITY

14.1 Confidentiality Obligation. Except as permitted by Section 14.2: (a) each Recipient shall keep, and shall cause its Affiliates to keep, confidential all Confidential Information and shall not disclose any Confidential Information to any Person; and (b) each Recipient shall use the Confidential Information only in connection with the Project.

14.2 Permissible Disclosures. Subject to the other provisions of Article 14, the following disclosures and uses of Confidential Information are permitted:

(a)	disclosures that may be required from time to time to obtain required Governmental Approvals;

(b)	disclosures that are reasonably necessary in connection with obtaining financing, provided that each Person to whom such Confidential Information is disclosed has been informed of the confidential nature of the information disclosed to such Person;

(c)	disclosures to an Affiliate if such Affiliate has a “need to know” such Confidential Information in connection with the Project;

(d)	disclosures to a potential purchaser if such Person agrees in writing to abide by the terms of this Article 14;

(e)	disclosures to a contractor or consultant of a Party if such Person agrees in writing to abide by the terms of this Article 14;

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 35
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

(f)	disclosures required by Governmental Authorities, including disclosures required pursuant to: (i) the Securities Act of 1933 and the rules and regulations promulgated thereunder; (ii) the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, (iii) any state securities Laws, or (iv) any national securities exchange or automated quotation system; and

(g)	disclosures that a Recipient is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction or similar process, or otherwise by applicable Law; provided, however, that the Recipient shall disclose only that portion of Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed; and provided further, that prior to any such disclosure, the Recipient shall, to the extent legally permissible:

(i)	provide the Disclosing Party with notice of such requirements so that the Disclosing Party may seek a protective order or other appropriate remedy;

(ii)	consult with the Disclosing Party on the advisability of taking steps to resist or narrow any compelled disclosures; and

(iii)	reasonably cooperate with the Disclosing Party if it attempts to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information.

14.3 Obligation with Respect to Third Parties. Each Recipient shall take reasonable measures to require that all Persons to whom the Recipient discloses Confidential Information, including their respective directors, officers, employees, agents and contractors, comply with the requirements of this Article 14.

14.4 Remedy. The Parties agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of this Article 14, the continuation of which, if not remedied, would cause the Disclosing Party to suffer irreparable harm. Accordingly, the Parties agree that the Disclosing Party shall be entitled, in addition to other remedies that may be available, to immediate injunctive relief from any breach of any of the provisions of this Article 14 and to specific performance of its rights hereunder, as well as to any other remedies available at law or in equity.

14.5 Duration. The obligations of the Parties under this Article 14 (including the obligations of any Transferring Party) shall terminate three (3) years after the expiration or termination of this Agreement.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 36
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

ARTICLE 15

GENERAL PROVISIONS

15.1 Public Announcements. Prior to the In-Service Date, neither Party shall, nor shall it permits any of its Affiliates to, issue any press releases or make any other public announcement concerning this Agreement without prior consultation with, and consent of, the other Party, except for any communication or filing by a Party or its Affiliates required by Law or stock exchange regulations and then to the extent practicable, only with prior consultation with the other Party.

15.2 Business Opportunities.

(a)	Each Party agrees that the other Party, its Affiliates and their respective officers, directors and agents may engage in whatever activities they choose, whether the same are competitive with such Party’s operation and/or ownership of its individual Ownership Share in the Joint Property or otherwise, without having or incurring any obligation to offer any interest in such activities to such Party, and neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Party from engaging in such activities, or require any Party to permit the other Party to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Party, each Party hereby waives, relinquishes, and renounces any such right or claim of participation.

(b)	Each Party and its Affiliates may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the other Party and its Affiliates or the Project. Neither Party shall have any obligation to offer to the other Party or any Affiliate thereof the right to participate therein.

(c)	Without limiting the generality of the provisions of this Section 15.2, the Parties recognize and agree that their respective Affiliates currently engage in certain activities involving the generation, transmission and distribution of electricity (such activities, other than the development, construction, ownership and operation of the Transmission Line, the “Affiliates’ Outside Activities”) and that these and other activities by the Parties’ Affiliates may be based on electricity that is transmitted through the Transmission Line. No Affiliate of a Party shall be restricted by this Agreement in the conduct, individually or jointly with others, for its own account, of any Affiliates’ Outside Activities, and neither Party nor its Affiliates shall have any duty or obligation under this Agreement, express or implied, fiduciary or otherwise, to account to, or to share the results or profits of such Affiliates’ Outside Activities with, the other Party or any of its Affiliates by reason of such Affiliates’ Outside Activities.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 37
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

15.3 Not for Benefit of Third Parties. This Agreement is intended to be solely for the benefit of the Parties, their successors and permitted assignees and the Indemnified Persons and is not intended to and shall not confer any rights or benefits on any other Person not a signatory hereto.

15.4 Governing Law. The validity and interpretation of this Agreement shall be governed by and construed in accordance with federal Law where applicable and, when not in conflict with or preempted by federal Law, the Law of the Commonwealth of Virginia without reference to the choice of law principles thereof.

15.5 Waiver or Delay. No waiver or delay by a Party in the exercise of any right or remedy with respect to performance of this Agreement, including any delay by a Non-Defaulting Party in exercising its rights pursuant to Article 12, shall operate or be construed as a waiver of any other or future right or remedy, whether of a like or different character.

15.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, notwithstanding that all of the Parties are not signatories to the original or to the same counterpart.

15.7 Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, representations and understandings, written or oral, pertaining thereto. Any modifications, amendments or changes to this Agreement shall be binding upon the Parties only if unanimously agreed upon in writing by the Parties. The Parties acknowledge that, as of the Effective Date, the MOU shall be of no further force or effect.

15.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction. In the event any such provision of this Agreement is so held prohibited or unenforceable, the Parties shall, within ten (10) days of such holding, commence to renegotiate in good faith new provisions to restore this Agreement as nearly as possible to its original intent and effect.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 38
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

15.9 Notices. Every notice, request or other statement to be made or delivered to a Party pursuant to this Agreement shall be directed to the address or facsimile number given below or to such other address or facsimile number as the Party may designate from time to time. The Parties’ addresses and facsimile numbers are:

If to Dominion:

Dominion Resources, Inc.
120 Tredegar Street, Riverside, 5th Floor
Richmond, VA 23219
Attn:	Scot C. Hathaway, Vice President Transmission
Fax:	804.819.2343

with a copy to:

Virginia Electric and Power Company
701 East Cary Street, OJRP 12th Floor
Richmond, VA 23219
Attn:	Bobby E. McGuire, Director – Electric Transmission Projects
Fax:	804.819.2209

If to TrAILCo:

Trans-Allegheny Interstate Line Company
800 Cabin Hill Drive
Greensburg, PA 15601
Attn:	James R. Haney, Vice President
Fax:	724.838.6797

with a copy to:

Trans-Allegheny Interstate Line Company
800 Cabin Hill Drive
Greensburg, PA 15601
Attn:	Kathryn L. Patton, Deputy General Counsel
Fax:	724.838.6797

For purposes of this Agreement, the date on which any notice, request, statement, payment or other communication (including communication by facsimile) shall be deemed to have been given shall be the date on which it is received by the recipient.

15.10 Further Assurances for Financing. Each Party acknowledges that from time to time the other Party may borrow funds from third parties, which borrowing(s) may be secured, directly or indirectly, by such other Party’s Ownership Share in the Joint Property and/or this Agreement, and that the lenders may require the borrowing Party to obtain information and/or certifications from the other Party. Accordingly, each Party hereby agrees that it will use commercially reasonable efforts to timely comply with any such reasonable requests from lenders.

15.11 Survival. Upon the expiration or termination of this Agreement, this Agreement shall have no further force and effect, except that any rights and remedies that have arisen or accrued to either Party prior to such expiration or termination, or any obligations or liabilities that have arisen or accrued before such expiration or termination and that expressly survive such

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 39
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

expiration or termination pursuant to this Agreement, shall in each case survive expiration or termination. The rights, remedies and obligations set out in Article 8 (Limitation of Liability; Risk of Loss), Article 9 (Indemnification), Article 12 (Default; Remedies) and Article 15 (General Provisions), shall survive in full force and effect the expiration or termination of this Agreement to the extent necessary to enable the Parties to exercise any of such accrued rights.

15.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

15.13 Renegotiation. If: (a) there is any change to applicable Laws having a material impact upon the effectiveness or enforceability of any provision of this Agreement; (b) this Agreement is not approved or accepted for filing by the FERC without modification or condition; (c) PJM prevents, in whole or in part, either Party from performing any provision of this Agreement in accordance with its terms; (d) any PJM Agreement is modified in a manner that materially affects a Party’s performance or ability to perform its obligations under this Agreement; or (e) either Party ceases to be a “Transmission Owner” in PJM as that term is defined in the PJM OATT, the Parties shall negotiate in good faith to amend this Agreement or to take other appropriate action so as to protect each Party’s interest in this Agreement. If the Parties are unable to reach agreement, either Party shall have the right to unilaterally file with the FERC, pursuant to Section 205 or Section 206 of the Federal Power Act, as appropriate, proposed amendments to this Agreement that such Party deems reasonably necessary to protect its interests hereunder.

[Signature Pages Follow]

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 40
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

TRANS-ALLEGHENY INTERSTATE LINE COMPANY

By:	/s/ Rodney L. Dickens
Name:	Rodney L. Dickens
Title:	President

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 41
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

VIRGINIA ELECTRIC AND POWER COMPANY

By:	/s/ Scot C. Hathaway
Name:	Scot C. Hathaway
Title:	Vice President Transmission

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 42
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

EXHIBIT A

DESCRIPTION OF TRANSMISSION LINE

The Transmission Line shall consist of an approximately 31.93 mile portion of the 500 kV transmission line running between Loudoun Substation and Meadow Brook Substation, but excluding the Appalachian Trail Portion (as defined below). Approximately 14.87 miles of the Transmission Line traverses Allegheny Power’s PJM Transmission Zone and the remainder of the Transmission Line traverses Dominion’s PJM Transmission Zone. The Transmission Line shall run from Dominion’s new structure # 535/191 located at N 38° 32° 11.4”, W 77° 47’ 16.8” to TrAILCo’s Structure #82 located at N 38° 53’ 22.5”, W 78° 05’ 35.0” (the “Western Demarcation”), excluding the Appalachian Trail Portion (as defined below).

The Transmission Line shall include the following equipment and facilities at the Western Demarcation:

(a)	insulators, hardware and connectors required to terminate the Transmission Line conductor and optical ground wire to the dead end structure;

(b)	conductor jumpers required to connect TrAILCo conductors to the Transmission Line conductors;

(c)	the fiber splice box;

(d)	termination of Transmission Line conductors in dead-end terminals; and

(e)	termination of Transmission Line shield wires.

The Transmission Line shall not include:

(a)	tubular steel dead end structure at the Western Demarcation and insulator assemblies, hardware and connectors required to terminate TrAILCo conductor and optical ground wire in dead-end strain compression terminals at such dead end structure;

(b)	termination of TrAILCo shield wires at the Western Demarcation;

(c)	the Loudoun Substation, which is owned by Dominion;

(d)	the Meadow Brook Substation, which is owned by The Potomac Edison Company, an Affiliate of TrAILCo;

(e)

approximately 0.95 miles of line to be located on National Park Service Appalachian Trail property (including any portion thereof located within Allegheny Power’s PJM Transmission Zone) running from TrAILCo structure

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 43
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

#82 located approximately 340 feet northwest of Dominion’s existing structure number 580/57 located at N 38° 53’ 19.9”, W 78° 05’ 32,2” in Warren County, Virginia to a new structure (No. 535/382) to be located approximately 1930 feet southeast of existing structure number 580/60 located at N 38° 52’ 39.6”, W 78° 05’ 23.9” in Fauquier County, Virginia (the “Appalachian Trail Portion”), which shall be owned by Dominion; and

(f)	any transmission line extending from the Meadow Brook Substation to the Western Demarcation, which shall be owned by TrAILCo. The eastern-most structure of this portion of transmission line shall be a dead-end structure located approximately 42 feet north of the existing 500kV centerline running from the Meadow Brook Substation to the Morrisville Substation located at N 38° 53’ 22.5”, W 78° 05’ 35.0”.

Fiber entering the splice box at the Western Demarcation from the TrAILCo line will be owned by TrAILCo. The Transmission Line will include the fiber entering the splice from the Appalachian Trail Portion. The two optical ground wires (shield wires) on the TrAILCo line will each contain 48 fibers. The two optical ground wires (shield wires) on the Appalachian Trail Portion will each contain 36 fibers. All 72 fibers (36 x 2) from the Appalachian Trail Portion will be spliced into fibers from the TrAILCo line, with the remaining TrAILCo fibers being maintained by TrAILCo as spares.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 44
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

EXHIBIT B

INITIAL PROJECT COST ESTIMATE

Initial Project cost estimate	$144,675,717

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 45
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

EXHIBIT C

FORM OF ASSIGNMENT OF EASEMENTS AND RIGHTS-OF-WAY

Prepared by and Return to:

McGuire Woods LLP

101 West Main Street

Suite 9000

Norfolk, Virginia 23510

Attn: Karen L. Duncan, Esquire

Tax Map/Parcel ID Nos.:

ASSIGNMENT OF EASEMENTS AND RIGHTS-OF-WAY

THIS ASSIGNMENT OF EASEMENTS AND RIGHTS-OF-WAY (the “Assignment”), is made and entered into this              day of                     , 2010 (the “Effective Date”), by and between VIRGINIA ELECTRIC AND POWER COMPANY, doing business as Dominion Virginia Power, a Virginia corporation (“Dominion”, or “Grantor” for indexing purposes), and TRANS-ALLEGHENY INTERSTATE LINE COMPANY, a Virginia corporation (“TrAILCo”, or “Grantee” for indexing purposes).

RECITALS

A. Dominion and TrAILCo have entered into that certain Joint Ownership Agreement dated January 29, 2010 (as it may be amended from time to time, the “Joint Ownership Agreement”).

B. The Joint Ownership Agreement establishes Dominion’s and TrAILCo’s obligations with respect to the joint development, construction, ownership, operation and maintenance of the Transmission Line.

C. On or before May 15, 2007, Dominion has acquired the grantee interests in certain rights-of-way, easements and other interests in real property on which the Transmission Line will be built (the “Existing Rights-of-Way,” as identified on Exhibit A attached hereto and incorporated herein by reference).

D. Dominion has acquired additional grantee interests in certain rights-of-way, easements and other interests in real property on which the Transmission Line will be built that were assigned to Dominion by Rappahannock Electric Cooperative (the “REC Rights-of-Way,” as identified on Exhibit B attached hereto and incorporated herein by reference).

E. Between May 16, 2007 and the Effective Date, Dominion has acquired or has commenced condemnation actions to acquire certain rights-of-way, easements and other interests in real property on which the Transmission Line will be built (the “New Rights-of-Way,” as identified on Exhibit C attached hereto and incorporated herein by reference).

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 46
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

F. Pursuant to the Joint Ownership Agreement, Dominion and TrAILCo have agreed that Dominion shall assign the Existing Rights-of-Way, REC Rights-of-Way and New Rights-of-Way to TrAILCo in accordance with the terms of this Assignment.

NOW THEREFORE, in consideration of the foregoing, the covenants and agreements contained in this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such capitalized term in the Joint Ownership Agreement.

2. Existing Rights-of-Way.

a. Dominion, while reserving for itself all rights and benefits granted to it pursuant to the Existing Rights-of-Way, hereby assigns to TrAILCo the Existing Rights-of-Way, such that Dominion and TrAILCo shall own the Existing Rights-of-Way as tenants-in-common with undivided interests in accordance with their respective Ownership Shares, subject only to the limitations of Section 2(b).

b. TrAILCo’s use of the Existing Rights-of-Way shall be limited to use that is reasonably necessary in connection with the design, engineering, construction, ownership, operation, maintenance, repair and/or replacement of the Transmission Line or for other uses related to the Project. TrAILCo’s rights to the Existing Rights-of-Way are non-exclusive and Dominion expressly reserves to itself and its successors and assigns the right to further convey, transfer, or assign its rights in the Existing Rights-of-Way in its sole discretion, provided that no such further conveyance, transfer or assignment may infringe on TrAILCo’s use of the Existing Rights-of-Way in any manner permitted pursuant to the terms of this Assignment or the Joint Ownership Agreement.

3. REC Rights-of-Way and New Rights-of-Way. Dominion, while reserving for itself and its successors and assigns all rights and benefits granted to it pursuant to the REC Rights-of-Way and the New Rights-of-Way, hereby assigns to TrAILCo the REC Rights-of-Way and the New Rights-of-Way (including any New Rights-of-Way acquired by Dominion after the Effective Date), such that: (a) Dominion and TrAILCo shall own the REC Rights-of-Way and New Rights-of-Way as tenants-in-common with undivided interests in accordance with their respective Ownership Shares; and (b) Dominion and TrAILCo shall have equal rights, benefits and interests in and to the REC Rights-of-Way and the New Rights-of-Way.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 47
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

4. Additional Documentation; Further Assurances.

a. In the event Dominion acquires title to any New Rights-of-Way after the Effective Date, Dominion shall: (i) execute and record such agreements and other documentation (including a revised Exhibit C) as may be reasonably required to identify such New Rights-of-Way and evidence the assignment thereof to TrAILCo in accordance with the terms hereof; and (ii) take any other actions required to assign, and to evidence the assignment of, such New Rights-of-Way as early as reasonably possible, and in no event later than twenty (20) Business Days after Dominion’s acquisition of title thereto. Dominion shall keep TrAILCo reasonably apprised of the status of its efforts to acquire any New Rights-of-Way after the Effective Date.

b. In the event any Existing Rights-of-Way, REC Rights-of-Way or New Rights-of-Way have not been identified by Dominion or are not properly identified on Exhibits A, B or C, respectively, Dominion shall: (i) execute and record such agreements and other documentation (including a revised version of the applicable exhibit) as may be reasonably required to identify such Rights-of-Way and evidence the assignment thereof to TrAILCo in accordance with the terms hereof; and (ii) take any other actions required to assign, and to evidence the assignment of, such Rights-of-Way as early as reasonably possible. Dominion shall promptly notify TrAILCo if it discovers that any Existing Rights-of-Way, REC Rights-of-Way or New Rights-of-Way have not been identified by Dominion or are not properly identified on Exhibits A, B or C, respectively.

5. Representations by Dominion. Dominion hereby represents and warrants to TrAILCo, to the best of its knowledge, that as of the Effective Date:

a. the rights-of-way, easements and other interests in real property identified on Exhibit A represent all of the interests in real property on which the Transmission Line will be built (other than the REC Rights-of-Way) that were owned by Dominion on or before May 15, 2007;

b. the rights-of-way, easements and other interests in real property identified on Exhibit B represent all of the interests in real property on which the Transmission Line will be built that were conveyed to Dominion by REC; and

c. the rights-of-way, easements and other interests in real property identified on Exhibit C represent all of the interests in real property on which the Transmission Line will be built that were acquired by Dominion, or were the subject of a condemnation action commenced by Dominion, between May 16, 2007 and the Effective Date.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 48
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

6. Consents to Assignment.

a. Dominion shall: (i) use commercially reasonable efforts to obtain all other Required Consents, which consents shall be enforceable by TrAILCo and otherwise reasonably acceptable to Dominion and TrAILCo; and (ii) without limiting its obligations pursuant to clause (i) of this Section 6(a), use commercially reasonably efforts to obtain a consent to the assignment of the REC Rights-of-Way from REC, which consent shall be in form and substance reasonably acceptable to Dominion and TrAILCo.

b. If, despite commercially reasonable efforts, Dominion is unable to obtain any Required Consent in a form that is enforceable by TrAILCo and otherwise reasonably acceptable to Dominion and TrAILCo, TrAILCo may, but shall not be obligated to, acquire a Right-of-Way in its name over the subject property; provided, however, that: (i) Dominion shall, at TrAILCo’s request, reasonably cooperate with TrAILCo’s efforts to acquire any such Right-of-Way; and (ii) TrAILCo would be solely responsible for the cost of any such Right-of-Way. In the event TrAILCo acquires any Rights-of-Way in its name pursuant to this Section 6(b), Dominion hereby agrees to permit any such Rights-of-Way to encroach on any Dominion-owned Rights-of-Way to the extent reasonably necessary in connection with the design, engineering, construction, ownership, operation, maintenance, repair and/or replacement of the Transmission Line or for other uses related to the Project.

7. Miscellaneous Terms.

a. It is the intention of the parties that the laws of the Commonwealth of Virginia govern the validity of this Assignment, the construction of its terms, and the interpretation of the rights and duties of the parties.

b. The invalidity or unenforceability of any particular provision of the Assignment shall not effect the other provisions hereof and the Assignment shall be construed in all respects as if such invalid or unenforceable provision was omitted.

c. Any notices shall be made in accordance with the provisions of the Joint Ownership Agreement.

d. In the event of any litigation regarding this Assignment, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

e. This Assignment constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof. Except as expressly set forth herein, there are no other representations, understandings or agreements between the parties with respect to the subject matter hereof. This Assignment shall be binding upon the parties hereto and their respective successors and assigns.

f. Dominion shall record this Assignment (and documentation of any revised exhibits and/or assignment of any New Rights-of-Way conveyed after the Effective Date) in the land records of the cities and counties where the Existing Rights-of-Way, REC Rights-of-Way and New Rights-of-Way are located.

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 49
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

g. Dominion acknowledges and agrees that the Existing Rights-of-Way, REC Rights-of-Way and New Rights-of-Way are all perpetual in nature and run with the land. Accordingly, this Assignment and the rights and interests granted herein shall be perpetual in nature and shall run with the land.

h. Any sale, transfer, encumbrance or partition by a Party of any Rights-of-Way other than as contemplated by this Assignment shall be governed by the Joint Ownership Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 50
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

VIRGINIA ELECTRIC AND POWER COMPANY, doing business as Dominion Virginia Power, a Virginia corporation

By:

Name:

Title:

COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF                                     , to-wit:

The foregoing instrument was acknowledged before me this              day of                     , 2010 by                      as                      of Virginia Electric and Power Company, doing business as Dominion Virginia Power, a Virginia corporation, on behalf of said entity. He/She is personally known to me or produced                      as identification.

Notary Public

My commission expires:                                                                                                                   (AFFIX SEAL)

Registration #:

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 51
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

TRANS-ALLEGHENY INTERSTATE LINE COMPANY, a Virginia corporation

By:
Name:
Title:

COMMONWEALTH OF VIRGINIA

CITY/COUNTY OF                                     , to-wit:

The foregoing instrument was acknowledged before me this              day of                     , 2010 by                      as                      of Trans-Allegheny Interstate Line Company, a Virginia corporation, on behalf of said entity. He/She is personally known to me or produced                      as identification.

Notary Public

My commission expires:                                                                                                                   (AFFIX SEAL)

Registration #:

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 52
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

EXHIBIT A

EXISTING RIGHTS-OF-WAY

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 53
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

EXHIBIT B

REC RIGHTS-OF-WAY

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010

PJM Interconnection, L.L.C.	Original Sheet No. 54
FERC Electric Tariff
Sixth Revised Volume No. 1
Original Service Agreement No. 2405

EXHIBIT C

NEW RIGHTS-OF-WAY

Issued by:	Scot C. Hathaway	Effective: January 31, 2010
Vice President Transmission
Issued on:	January 29, 2010